                     OPPENHEIMER EQUITY INCOME FUND, INC.
                  (Formerly, Quest Capital Value Fund, Inc.)

                                   BY-LAWS
                     (as amended through August 1, 2007)

                                  ARTICLE I

                                 SHAREHOLDERS

     Section 1. Place of  Meeting.  All  meetings of the  Shareholders  (which terms as used  herein  shall,  together  with all other  terms  defined in the
Articles  of  Incorporation,  have  the same  meaning  as in the  Articles  of
Incorporation)  shall be held at the principal office of the Corporation or at such  other  place  as may from  time to time be  designated  by the  Board of
Directors and stated in the notice of meting.

     Section 2.  Shareholder  Meetings.  Meetings of the  Shareholders for any
purpose or purposes may be called by the  Chairman of the Board of  Directors, if any, or by the  President or by the Board of Directors  and shall be called
by  the  Secretary   upon  receipt  of  the  request  in  writing   signed  by
Shareholders  holding  not less than one third in amount of the entire  number of Shares issued and  outstanding  and entitled to vote thereat.  Such request shall  state the purpose or purposes of the  proposed  meeting.  In  addition, meetings of the  Shareholders  shall be called by the Board of Directors  upon receipt of the request in writing  signed by  Shareholders  that have,  for at least  six  months  prior to  making  such  requests,  held not less  than ten percent in amount of the entire  number of Shares issued and  outstanding  and entitled to vote thereat,  stating that the purpose of the proposed meeting is the removal of a Director.

     Section  3.  Notice  of  Meetings  of   Shareholders.   Consistent   with
applicable  law,  written or printed notice of every meeting of  Shareholders, stating the time and place  thereof  (and the general  nature of the  business proposed to be transacted at any special or extraordinary  meeting),  shall be given to each  Shareholder  entitled to vote such  meeting by leaving the same with  each  Shareholder  at the  Shareholder's  residence  or  usual  place of business or by mailing it, postage prepaid and addressed to the  Shareholder's address as it appears upon the books of the Corporation.  Such notice also may be  delivered  by such  other  means,  for  example  electronic  delivery,  as consistent with applicable laws.

     No notice of the time,  place or purpose of any  meeting of  Shareholders need be given to any  Shareholder  who attends in person or by proxy or to any
Shareholder  who,  in  writing  executed  and filed  with the  records  of the meeting, either before or after the holding thereof, waives such notice.

     Section 4. Record Dates.  Consistent  with  applicable  law, the Board of
Directors  may  fix,  in  advance,   record  date  for  the  determination  of
Shareholders  entitled to notice of and to vote at any meeting of Shareholders and  Shareholders  entitled to receive any  dividend  payment or  allotment of rights,  as the case may be. Only Shareholders of record on such date shall be entitled  to  notice  of and to  vote  at  such  meeting  or to  receive  such dividends or right, as the case may be.

     Section 5.  Access to  Shareholder  List.  The Board of  Directors  shall make  available  a list of the  names and  addresses  of all  shareholders  as recorded  on the books of the  Corporation,  upon  receipt  of the  request in writing  signed  by not  less  than ten  Shareholders  holding  Shares  of the
Corporation  valued at $25,000 or more at current  offering  price (as defined in the  Corporation's  Prospectus),  or holding  not less than one  percent in amount  of  the  entire  number  of  shares  of  the  Corporation  issued  and
outstanding;   such  request  must  state  that  such   Shareholders  wish  to
communicate with other  Shareholders with a view to obtaining  signatures to a request  for a meeting  pursuant  to Section 2 of Article II of these  By-Laws and accompanied by a form of communication to the  Shareholders.  The Board of
Directors may, in its discretion,  satisfy its obligation under this Section 5 by either making  available the Shareholder  List to such  Shareholders at the principal  offices of the Corporation,  or at the offices of the Corporation's transfer  agent,  during regular  business hours, or by mailing a copy of such
Shareholders'  proposed  communication and form of request,  at their expense, to all other Shareholders.

     Section 6. Quorum,  Adjournment  of  Meetings.  The presence in person or by proxy of the  holders of record of more than 50% of the Shares of the stock of the Corporation issued and outstanding and entitled to vote thereat,  shall constitute  a quorum at all  meetings of the  Shareholders.  If at any meeting
of  the  Shareholders  there  shall  be  less  than  a  quorum  present,   the
Shareholders present at such meeting may, without further notice,  adjourn the same from time to time until a quorum shall attend,  but no business  shall be transacted  at any such  adjourned  meeting  except  such as might  have  been lawfully transacted had the meeting not been adjourned.

      If a quorum  is  present  but  sufficient  votes in favor of one or more proposals  have not been  received,  any of the  persons  named as  proxies or attorneys-in-fact  may  propose  one or more  adjournments  of the  meeting to permit further solicitation of proxies with respect to any proposal.  All such adjournments  will  require the  affirmative  vote of a majority of the shares present in person or by proxy at the session of the  meeting to be  adjourned.
A vote  may be  taken  on one or  more  of the  proposals  prior  to any  such adjournment if sufficient  votes for its approval have been received and it is otherwise appropriate.

     Section 7. Voting and  Inspectors.  Consistent  with  applicable  law, at all  meetings  of  Shareholders,  Proxies  may be given by or on  behalf  of a
Shareholder  orally or in writing or pursuant to any computerized,  telephonic or mechanical data gathering process.

     All elections of Directors  shall be had by a plurality of the votes cast and all  questions  shall be decided by a majority of the votes cast,  in each case at a duly  constituted  meeting,  except  as  otherwise  provided  in the
Articles  of  Incorporation  or in  these  By-Laws  or by  specific  statutory provision  superseding  the  restrictions  and  limitations  contained  in the
Articles of Incorporation or in these By-Laws.

     At any election of Directors,  the Board of Directors  prior thereto may, or, if they have not so acted,  the  Chairman of the meeting may, and upon the request of the  holders of ten per cent (10%) of the Shares  entitled  to vote at such  election  shall,  appoint two  inspectors of election who shall first subscribe  an  oath  or  affirmation  to  execute  faithfully  the  duties  of inspectors  at such  election  with strict  impartiality  and according to the best of their ability,  and shall after the election make a certificate of the result of the vote taken.  No  candidate  for the office of Director  shall be appointed such Inspector.

     The  Chairman  of the meeting may cause a vote by ballot to be taken upon any  election or matter,  and such vote shall be taken upon the request of the holders of ten per cent (10%) of the Shares  entitled to vote on such election or matter.

     Section  8.  Conduct  of  Shareholders'  Meetings.  The  meetings  of the
Shareholders  shall  be  presided  over  by  the  Chairman  of  the  Board  of
Directors,  if any, or if he shall not be present, by the President,  or if he shall not be present,  by a Vice-President,  or if none of the Chairman of the
Board of  Directors,  the  President or any  Vice-President  is present,  by a chairman to be elected at the meeting.  The Secretary of the  Corporation,  if present,  shall act as Secretary of such meetings, or if he is not present, an
Assistant  Secretary  shall so act, if neither the  Secretary nor an Assistant
Secretary is present, than the meeting shall elect is secretary.

     Section  9.  Concerning  Validity  of  Proxies,  Ballots,  Etc.  At every meeting of the
Shareholders,  all proxies  shall be  received  and taken in charge of and all ballots shall be received and  canvassed by the secretary of the meeting,  who shall decide all questions  touching the qualification of voters, the validity of the proxies,  and the acceptance or rejection of votes,  unless  inspectors of  election  shall have been  appointed  as  provided  in Section 7, in which event such inspectors of election shall decide all such questions.

                                  ARTICLE II

                              BOARD OF DIRECTORS

     Section 1.  Number and Tenure of Office.  The  business  and  property of the  Corporation  shall be  conducted  and  managed  by a Board  of  Directors consisting of the number of initial  Directors,  which number may be increased or decreased as provided in Section 2 of this Article.  Each  Director  shall, except as  otherwise  provided  herein,  hold office until the next meeting of
Shareholders of the Director  following his election called for the purpose of electing  Directors  or until his  successor  is duly  elected and  qualifies.
Directors need not be Shareholders.

     Section 2.  Increase  of Decrease in Number of  Directors;  Removal.  The
Board of  Directors,  by the  vote of a  majority  of the  entire  Board,  may increase the number of Directors to a number not  exceeding  fifteen,  and may elect Directors to fill the vacancies  created by any such increase the number of  Directors  until the next  meeting  called  for the  purpose  of  electing
Directors or until their  successors  are duly elected and qualify:  the Board of  Directors,  by the vote of a majority of the entire  Board,  may  likewise decrease  the  number of  Directors  to a number  not less than  three but the tenure of office of any Director  shall not be affected by any such  decrease.
Vacancies  occurring other than by reason of any such increase shall be filled as  provided  for a  Maryland  corporation.  In the event that after the proxy material has been  printed for a meeting of  Shareholders  at which  Directors are to be elected and any one or more  nominees  named in such proxy  material dies or become  incapacitated,  the  authorized  number of Directors  shall be automatically  reduced  by the  number of such  nominees,  unless the Board of
Directors  prior to the meeting shall otherwise  determine.  A Director at any time may be removed  either with or without cause by  resolution  duly adopted by the  affirmative  votes of the holders of the majority of the Shares of the
Director,  present  in person or by proxy at any  meeting of  Shareholders  at which such vote may be taken,  provided that a quorum is present. Any Director at any  time may be  removed  for  cause by  resolution  duly  adopted  at any meeting of the Board of Director  provided that notice thereof is contained in the notice of such meeting and that such  resolution is adopted by the vote of at least two thirds of the Directors  whose  removal is not  proposed.  As use herein,  "for  cause"  shall mean any cause  which  under  Maryland  law would permit the removal of a Director of a business corporation.

     Section 3.  Place of  Meeting.  The  Directors  may hold their  meetings, have  one or more  offices,  and keep the  books  of the  Corporation  outside
Maryland,  at any office or offices of the  Corporation  or at any other place as they may from  time to time by  resolution  determine,  or,  in the case of meetings,  as they may from time to time by  resolution  determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

     Section  4.  Regular   Meetings.   Regular   meetings  of  the  Board  of
Directors  shall  be held at such  time  and on such  notice,  if any,  as the
Directors may from time to time determine.

     Section  5.  Special   Meetings.   Special   meetings  of  the  Board  of
Directors  may be held  from time to time  upon  call of the  Chairman  of the
Board of Directors,  if any, the President or two or more of the Directors, by oral  telegraphic  or written  notice duly served on or sent or mailed to each
Director  not less than one day before such  meeting.  No notice need be given to any  Director  who  attends  in person or to any  Director  who in  writing executed and filed with the records of the meeting  either before or after the holding  thereof,  waives  such  notice.  Such notice or waiver of notice need not state the purpose or purposes of such meeting.

     Section  6.  Quorum.  One-third  of the  Directors  then in office  shall constitute a quorum for the  transaction  of business,  provided that a quorum shall in no case be less  than two  Directors.  If at any of the  Board  there shall be less than a quorum present (in person or by open  telephone  line, to the extent permitted by the Investment  Company Act of 1940 (the "1940 Act")),
a majority of those  present may adjourn the meeting from time to time until a quorum  shall have been  obtained.  The act of the  majority of the  Directors present  at any  meeting  at which  there is a quorum  shall be the act of the
Board,  except as may be otherwise  specifically  provided by statute,  by the
Articles of Incorporation or by these By-Laws.

     Section  7.  Executive  Committee.  The Board of  Directors  may,  by the
affirmative  vote of a majority of the entire Board,  elect from the Directors an  Executive  Committee  to consist of such number of  Directors as the Board may from time to time  determine.  The Board of Directors by such  affirmative vote shall have power at any time to change the members of such  Committee and may fill vacancies in the Committee by election from the  Directors.  When the
Board of Directors is not in session,  the Executive  Committee shall have and may  exercise  any or all of the  powers  of the  Board  of  Directors  in the management  of the  business  and affairs of the  Corporation  (including  the power to  authorize  the seal of the  Corporation  to be affixed to all papers which may  require  it)  except as  provided  by law and  except  the power to increase  or  decrease  the size  of,  or fill  vacancies  on the  Board.  The
Executive  Committee  may fix its own rules of procedure,  and may meet,  when and as provided by such rules or by resolution of the Board of Directors,  but in every case the presence of a majority  shall be  necessary to  constitute a quorum.  In the absence of any member of the  Executive  Committee the members thereof present at any meeting,  whether or not they constitute a quorum,  may appoint a member of the Board of  Directors to act in the place of such absent member.

     Section 8. Other Committees.  The Board of Directors,  by the affirmative vote of a majority of the entire  Board,  may appoint other  committees  which shall in each case  consist of such number of members  (not less than two) and shall have and may  exercise  such  powers as the Board may  determine  in the resolution  appointing  them. A majority of all members of any such  committee may determine its action,  and fix the time and place of its meetings,  unless the  Board of  Directors  shall  otherwise  provide.  The  Board of  Directors shall  have  power at any time to change  the  members  and powers of any such committee, to fill vacancies, and to discharge any such committee.

     Section 9. Informal  Action by _and  Telephone  Meetings of Directors and
Committees.  Any action  required or  permitted  to be taken at any meeting of the  Board of  Directors  or any  committee  thereof  may be taken  without  a meeting,  if a written  consent to such action is signed by all members of the
Board,  or of such  committee,  as the case may be.  Directors or members of a committee of the Board of Directors may  participate  in a meeting by means of
a   conference   telephone   or   similar   communications   equipment;   such
participation  shall,  except as otherwise  required by the 1940 Act, have the same effect as presence in person.

     Section 10.  Compensation  of Directors.  Directors  shall be entitled to receive such  compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

     Section  11.  Dividends.   Dividends  or  distributions  payable  on  the
Shares of any Series may, but need not be, declared by specific  resolution of the  Board  as to each  dividend  or  distribution;  in lieu of such  specific resolutions,  the Board may, by general  resolution,  determine  the method of computation  thereof, the method of determining the Shareholders of the Series to which they are payable and the methods of determining  whether and to which
Shareholders they are to be paid in cash or in additional Shares.

   Section 12.  Indemnification.  Before an indemnitee shall be indemnified by the Corporation,  there shall be a reasonable determination upon review of the facts that the person to be indemnified  was not liable by reason of disabling conduct as defined in the Articles of  Incorporation.  Such  determination may be made  either by vote of a majority of a quorum of the Board who are neither
"interested  persons" of the Corporation or the investment adviser nor parties to the  proceeding  or by  independent  legal  counsel.  The  Corporation  may advance  attorneys' fees and expenses incurred in a covered  proceeding to the indemnitee  if the  indemnitee  undertakes  to repay the advance  unless it is determined  that he is  entitled  to  indemnification  under the  Articles  of
Incorporation.  Also  at  least  one  of  the  following  conditions  must  be satisfied:  (1) the indemnitee  provides security for his undertaking,  or (2)
the  Corporation  is  insured  against  losses  arising  by reason of  lawless advances  or,  (3) a  majority  of the  disinterested  nonparty  Directors  or independent  legal counsel in a written  opinion shall  determine,  based upon review  of all of the  facts,  that  there  is  reason  to  believe  that  the indemnitee will ultimately be found entitled to indemnification.

                                 ARTICLE III

                                   OFFICERS

     Section  1.  Executive  Officers.  The  executive  officers  of the  Fund shall include a Chairman of the Board of Directors;  a President,  one or more
Vice-Presidents  (the  number  thereof  to  be  determined  by  the  Board  of
Directors),  a Secretary  and a  Treasurer.  The Chairman of the Board and the
President  shall be selected from among the Directors.  The Board of Directors
may  also  in  its  discretion   appoint  Assistant   Secretaries,   Assistant
Treasurers,   and  other  officers,  agents  and  employees,  who  shall  have authority and perform such duties as the Board or the Executive  Committee may determine.  The Board of  Directors  may fill any  vacancy  which may occur in any  office.  Any two  offices,  except  those of  Chairman  of the  Board and
Secretary and President and Secretary,  may be held by the same person, but no officer shall  execute,  acknowledge or verify any instrument in more than one capacity,  if such  instrument  is  required  by law or  these  By-Laws  to be executed, acknowledged or verified by two or more officers.

     Section 2. Term of Office.  The term of office of all  officers  shall be until  their  respective  successors  are chosen  and  qualify;  however,  any officer may be removed  from  office at any time with or without  cause by the vote of a majority of the entire Board of Directors.

     Section 3.  Powers and Duties.  The  officers of the Fund shall have such powers and duties as generally  pertain to their respective  offices,  as well as such powers and duties as may from time to time be  conferred  by the Board of Directors  or the  Executive  Committee.  Unless  otherwise  ordered by the
Board of  Directors,  the  Chairman of the Board shall be the Chief  Executive
Officer.

                                  ARTICLE IV

                                    SHARES

     Section 1.  Certificates  of Shares.  Each  Shareholder  of any Series of
the Corporation may be issued a certificate or certificates  for his Shares of that  Series,  in such  form as the Board of  Directors  may from time to time prescribe,  but only if and to the extent and on the  conditions  described by the Board.

     Section  2.   Transfer  of  Shares.   Shares  of  any  Series   shall  be
transferable  on the books of the  Corporation by the holder thereof in person or by his duly  authorized  attorney or legal  representative,  upon surrender and  cancellation  of  certificates,  if any, for the same number of Shares of that Series,  duly endorsed or accompanied by proper instruments of assignment and  transfer,  with such proof of the  authenticity  of the  signature as the
Corporation  or its agent may  reasonably  require;  in the case of shares not represented by certificates,  the same or similar  requirements may be imposed by the Board of Directors.

     Section  3.  Share  Ledgers.   The  share  ledgers  of  the  Corporation,
containing  the name and  address of the  Shareholders  of each Series and the number of shares of that Series,  held by them respectively,  shall be kept at the principal  offices of the  Corporation  or, if the  Corporation  employs a transfer agent, at the offices of the transfer agent of the Corporation.

      Section  4.  Lost,  Stolen  or  Destroyed  Certificates.  The  Board  of
Directors may determine the  conditions  upon which a new  certificate  may be issued in place of a  certificate  which is alleged to have been lost,  stolen or  destroyed;  and  may,  in  their  discretion,  require  the  owner of such certificate or his legal  representative  to give bond, with sufficient surety to the  Corporation  and the transfer  agent, if any, to indemnify it and such transfer  agent  against any and all loss or claims  which may arise by reason of the issue of a new  certificate in the place of the one so lost,  stolen or destroyed.

                                  ARTICLE V

                                     SEAL

     The Board of Directors shall provide a suitable seal of the  Corporation, in such form and bearing such inscriptions as it may determine.

                                  ARTICLE VI

                                 FISCAL YEAR

     The  fiscal  year of the  Corporation  shall  be  fixed  by the  Board of
Directors.

                                 ARTICLE VII

                             AMENDMENT OF BY-LAWS

     The  By-Laws of the  Corporation  may be  altered,  amended,  added to or repealed  by the  Shareholders  or by  majority  vote of the  entire  Board of
Directors,  but any such  alteration,  amendment,  addition  or  repeal of the
By-Laws by action of the Board of Directors  may be altered or repealed by the
Shareholders.